Exhibit 99.3
news release
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Contact:	Chuck Greener	Janice Walker
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Number:	3641

Date:	November 10, 2005
Fannie Mae Board Appoints Robert T. Blakely as Chief Financial Officer and Announces Other Key Executive and Board Changes as Company Files Form 12b-25 with SEC
Robert Levin Named as Chief Business Officer; Michael Williams as Chief Operating Officer; Carolyn Groobey as Senior Vice President of Strategy; David Worley as Senior Vice President of Housing and Community Development Credit Risk; Bridget Macaskill to Join Fannie Mae’s Board of Directors; Frederic Malek to Retire From Board
WASHINGTON, DC — Fannie Mae (FNM/NYSE) today is filing a Form 12b-25 with the U.S. Securities and Exchange Commission (SEC) for the third quarter of 2005. In the filing, the company is announcing that its Board of Directors has appointed Robert T. Blakely as Chief Financial Officer (CFO) and is announcing a series of other key executive and board changes.
In addition, as part of its filing, Fannie Mae is giving an update on issues that the company has identified in the course of the comprehensive review of its accounting policies and practices. These matters relate to certain errors in the areas of derivative accounting, reclassification of securities, amortization of premiums and discounts, guaranty accounting, mortgage insurance accounting, and accounting related to Low Income Housing Tax Credit and synthetic fuel investments. The company also states in its disclosure that its review and quantification of these and other matters is continuing as are ongoing reviews by the Office of Federal Housing Enterprise Oversight ( OFHEO), the SEC, and Paul, Weiss. Related to the restatement effort, Fannie Mae is also providing an update on the New York Stock Exchange listing standards.
Fannie Mae’s President and Chief Executive Officer, Daniel Mudd, said, “Last June, I said our priorities were to recapitalize our company to achieve a 30 percent capital requirement established by our regulator, OFHEO, get to the bottom of our accounting issues as we work through the restatement and reaudit, and round out Fannie Mae’s senior management team. Today’s announcements of our new CFO, Bob Blakely, as well as other top executives, are significant steps forward toward these goals. However, as we continue to make changes and progress, including the achievement of our 30 percent capital requirement, we fully recognize that we have much more to do.”
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New Fannie Mae Chief Financial Officer, Bob Blakely, joins Fannie Mae from MCI, where he served as executive vice president and CFO since April of 2003. While at MCI, Blakely oversaw the restatement and restructuring of the finance, accounting and controls functions. Prior to that, he was executive vice president and CFO of Tenneco and of Lyondell Chemical, and a managing director of Morgan Stanley. Blakely has more than 30 years experience in finance, accounting, controls, and management. He received his PhD from Massachusetts Institute of Technology, his masters of business administration from Cornell University, and his bachelor’s degree in mechanical engineering from Cornell. In addition, Blakely held a four-year appointment as a member of the Financial Accounting Standards Advisory Council and served as a founding member of Standard & Poor’s Issuer Advisory Council. Blakely will join Fannie Mae shortly after the close of MCI’s merger with Verizon, expected to be late 2005 or very early 2006.
Fannie Mae’s Chairman of the Board Steve Ashley said, “In selecting Fannie Mae’s CFO, the Board wanted an individual of deep, broad and strong experience at the highest levels in corporate finance, management, accounting, internal controls and the capital markets. We also wanted a CFO with experience in assisting a major company to rebuild and renew its finances, restore market confidence and exemplify a culture of service and integrity. With his experience, expertise, and record of leadership in helping MCI’s financial restructuring, we are pleased that Bob Blakely is joining Fannie Mae to help build and lead a financial organization that will focus every day on serving the market’s need for affordable housing capital.”
“As CFO, Bob Blakely will have lead responsibility for ensuring the accuracy, integrity and timeliness of the company’s financial reporting, accounting and control functions. In this regard, Bob will assume overall responsibility for the restatement, which is currently underway. In addition, he will play a key role in developing and enhancing automated financial reporting systems, overseeing investor relations, and serving as a key internal and external spokesperson on the company’s financial performance,” said Mudd. “We are very much looking forward to him joining us.”
The Fannie Mae Board also appointed Rob Levin as the company’s first Chief Business Officer, reporting to the CEO. In his new role, Levin will have lead responsibility for overseeing and integrating the Single-Family business, Portfolio business, and Housing and Community Development business. Prior to serving as the Interim CFO, which he has been since December 2004, Levin was the executive vice president of Housing and Community Development. Before that, he was Fannie Mae’s executive vice president for marketing, where he was responsible for marketing, single-family and multifamily product acquisition and mortgage capital markets transactions.
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Levin joined Fannie Mae in 1981 and has held other positions within the company including senior vice president of mortgage-backed securities and senior vice president of corporate finance. Levin received a Master of Business Administration degree from the University of Chicago with concentrations in finance, accounting, and marketing. He also received a Bachelor of Arts degree in economics, with highest honors, from the University of North Carolina.
“With the selection of Bob Blakely, I am deeply and personally grateful to Rob Levin for stepping up in December to serve as our interim CFO. Rob did an incredible job under extraordinary circumstances. While he was leading our financial organization, Rob also has been responsible for helping to restructure and rebuild the team,” added Mudd. “As Rob begins the transition into his new role, he will continue as the interim CFO until Bob Blakely joins us formally.”
The Board also appointed Mike Williams to Chief Operating Officer reporting to the CEO. Williams will have overall responsibility for operations management including the creation and implementation of systems, processes, and procedures to help manage Fannie Mae. He will direct the administrative functions in the areas of technology systems, business operations, and human resources. Williams has been serving as the executive vice president for regulatory agreements and restatement. Prior to that, he was the president of Fannie Mae eBusiness and also the senior vice president for E-commerce with responsibility for developing and implementing strategy while delivering solutions for Fannie Mae’s customers. Williams joined Fannie Mae in 1991 and has served in other leadership positions such as senior vice president for customer applications and technology integration, vice president for risk management systems, and vice president for data resource management. Williams received a Master of Business Administration in finance and a Bachelor of Science from Drexel University in Philadelphia.
“Mike’s clear-headed leadership and organizational skills have made him the natural choice to help keep the company running smoothly from day to day. In addition to continuing to support the CFO on the restatement and leading our ongoing efforts to comply with the regulatory agreements, Mike will oversee and integrate the company’s systems and operations functions – which comprise a third of the employees of the company,” said Mudd.
As Senior Vice President of Strategy, a newly established position, Carolyn Groobey will report to the CEO and work with the entire senior management team to help evaluate and launch new business opportunities, identify improvements to existing businesses, and drive a comprehensive and consistent approach to strategic planning throughout the organization.
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Prior to joining Fannie Mae, Ms. Groobey was a partner at McKinsey & Company. In her 13 years at McKinsey, Ms. Groobey negotiated, led, and engaged in more than 100 projects for corporate boards and senior executives resulting in substantial improvements in business performance. Her experience includes leading strategic initiatives for several major financial institutions and helping her clients implement structured planning processes. Prior to McKinsey, she was a product development manager at IBM. Ms. Groobey received her Master’s of Business Administration from Cornell University and a Bachelor of Science degree in computer science and economics from the University of Delaware.
“As we look to develop the company’s long-term strategy to serve our customers, investors, stakeholders and homebuyers in a growing, changing, competitive market, Carolyn’s experience and expertise will be critical to building the next Fannie Mae that serves the market effectively,” said Mudd.
David Worley is joining the company as Senior Vice President, Housing and Community Development Credit Risk. Most recently, Worley was a partner with Senderra Capital, where he was responsible for investment banking activities and capital raising. From 1994 to 2004, he was the managing director and chief risk officer for Wachovia Securities/First Union Securities, where he was the co-founder of the Real Estate Capital Markets and Real Estate Corporate and Investment Banking Division within Wachovia Securities. His duties included strategic direction, commitment of capital, management of risk and management of a number of senior level professionals. He also was responsible for managing risk for ten distinct business units, including the Commercial Real Estate Conduits, Tax Credit Investment, Structured Finance, and Multifamily Housing. Prior to Wachovia, Worley managed commercial real estate production at First Union Florida, was the vice president and controller at Texas Commerce Bank-Odessa, and was the cost and planning officer for Frost National Bank.
Worley will be responsible for managing the Multifamily and American Communities Fund portfolios and ensuring the division’s risk management strategies and efforts are mitigating risk successfully. He will report directly to Ken Bacon, Executive Vice President of Housing and Community Development, with a dotted line to the Chief Risk Officer.
The company is further announcing today that Bridget Macaskill, former CEO and Chairman of the OppenheimerFunds Inc., will be joining Fannie Mae’s Board of Directors on December 1, and that Frederic Malek will retire from the board at the end of the year. Ms. Macaskill will be serving on the Risk Policy and Capital and Compensation committees when she joins the company’s board.
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Stephen Ashley, Fannie Mae’s Chairman of the Board, said, “Bridget Macaskill is an outstanding executive with a strong record of achievement in financial services. From her experience in the top ranks of the mutual fund industry, she understands the perspective of shareholders and how companies succeed in creating long term value for their owners.”
Ms. Macaskill currently provides consulting services through BAM Consulting, a company she founded in 2003. She previously served as Chairman and CEO of OppenheimerFunds Inc., where she worked from 1983 to 2001. During her career there, Ms. Macaskill oversaw all aspects of the mutual fund organization with particular focus on marketing, strategy and execution of business plans. Ms. Macaskill serves on the Board of Trustees of the College Retirement Equities Fund (CREF) and the Board of Directors of Prudential plc and J. Sainsbury plc.
Mr. Malek has served on Fannie Mae’s board since 2002 and is a member of the Housing and Community Development and Risk Policy and Capital committees. Mr. Malek currently serves as Chairman of Thayer Capital Partners.
In announcing Fred Malek’s retirement from the Board, Chairman Ashley added, “Fred Malek brought the heart, soul and mindset of an entrepreneur into the Fannie Mae boardroom. The company benefited greatly from his cost consciousness and deep experience in growing businesses and we thank him for his service.”
“We’ve taken a number of steps and made solid progress in the past 300 days,” said Mudd. “These steps and the new leadership we are announcing today will help set the stage for the additional progress we need to make to get our house in order and build Fannie Mae’s future.”
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Fannie Mae is a New York Stock Exchange Company. It operates pursuant to a federal charter. Fannie Mae has pledged through its American Dream Commitment to expand access to homeownership for millions of first-time home buyers; help raise the minority homeownership rate to 55 percent; make homeownership and rental housing a success for millions of families at risk of losing their homes; and expand the supply of affordable housing where it is needed most. More information about Fannie Mae can be found on the Internet at http://www.fanniemae.com.